Exhibit 10.2

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Agreement”) is entered into on December 22, 2023, by and among Eagle Equity Partners V, LLC, a Delaware limited liability company (the “Sponsor”), Screaming Eagle Acquisition Corp., a Cayman Islands exempted company (“SEAC”), LG Orion Holdings ULC, a British Columbia unlimited liability company (the “StudioCo”), and Lionsgate Entertainment Corp., a British Columbia corporation (“LG Parent”). The Sponsor, SEAC, LG Parent and StudioCo are sometimes collectively referred to herein as the “Parties,” and each of them is sometimes individually referred to herein as a “Party.” Certain terms used in this Agreement have the applicable meanings ascribed to them in Section 3.1.

RECITALS

WHEREAS, contemporaneously with the Parties’ execution and delivery of this Agreement, SEAC, New SEAC, MergerCo, New BC Sub, LG Parent and StudioCo have entered into a Business Combination Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement”);

WHEREAS, as of the date hereof, the Sponsor is the holder of record and the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of (a) 18,750,000 Class B ordinary shares, par value $0.0001 per share, of SEAC (the “Owned Shares”) and (b) 11,733,333 SEAC Private Placement Warrants (the “Private Placement Warrants” and together with the Owned Shares, the “Owned Securities”); and

WHEREAS, as an inducement to the willingness of SEAC and StudioCo to enter into the Business Combination Agreement and to consummate the transactions contemplated thereby, the Parties desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

COVENANTS AND AGREEMENTS

Section 1.1 Forfeiture of Private Placement Warrants(a) . Subject to the terms of the Business Combination Agreement, one (1) Business Day prior to the Closing Date (which shall also be the calendar day immediately prior to the Closing Date), immediately following the Unit Separation and prior to the SEAC Merger, the Sponsor will (and, subject only to the occurrence of the SEAC Merger Effective Time, hereby does) irrevocably surrender, forfeit and transfer to SEAC, for no consideration and without any further right thereto, and consent to the termination and cancellation of, the Private Placement Warrants.

Section 1.2 Restrictions on Transfer.

(a) From the date hereof until the earlier of (i) the Closing and (ii) the valid termination of this Agreement pursuant to Section 3.3, the Sponsor (and any other Person to which any Covered Security is Transferred) shall not, directly or indirectly, Transfer any of the Covered Securities legally or beneficially owned by it, other than (A) in accordance with Section 1.3 or (B) as required or permitted by the Business Combination Agreement or any other Transaction Document (including this Agreement).

(b) The Parties acknowledge and agree that (i) notwithstanding anything to the contrary herein, all Covered Securities beneficially owned by the Sponsor (or any Person to which any Covered Security is Transferred) will remain subject to any applicable restrictions on Transfer under applicable securities laws and the rules and regulations promulgated thereunder, and (ii) any purported Transfer of any Covered Security in violation of this Agreement will be null and void ab initio.

Section 1.3 Exceptions to Restrictions on Transfer. Notwithstanding anything to the contrary in Section 1.2(a), any holder of a Covered Security will be permitted to Transfer all or any part of such holder’s Covered Securities:

(a) to any of SEAC’s officers or directors, any trust whose sole beneficiaries are the family members of an officer or director of SEAC, any family member of any of SEAC’s officers or directors, or to any members or partners of the Sponsor;

(b) as a bona fide gift or gifts, including to any charitable organization, or in the case where such holder is an individual, to such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family or an affiliate of such individual;

(c) in the case where such holder is an individual, (i) by will or other testamentary document or device or (ii) by operation of applicable Law, including applicable Laws of intestacy or descent or pursuant to a qualified domestic relations order, divorce settlement, divorce decree, separation agreement or related court order;

(d) for bona fide estate planning purposes;

(e) by virtue of the laws of the Cayman Islands, the State of Delaware or the Sponsor’s limited liability company agreement, in each case, upon dissolution of the Sponsor;

(f) if such holder is a Person other than an individual, to any Person of which all the outstanding equity interests are legally and beneficially owned by such holder, or, if such holder is an individual, then to one or more members of the immediate family or former spouse of such holder;

(g) if such holder is a Person other than an individual, then (i) to any shareholder, partner or member of such holder in redemption of such shareholder’s, partner’s or member’s interest in such holder or (ii) upon such holder’s bona fide liquidation or dissolution, to the shareholders, partners or members of such holder in accordance with its Governing Documents; or

(h) to a nominee or custodian of any Person to which a Transfer would be permissible under any of the preceding clauses (a) through (g);

provided, however, that in the case of any of the foregoing clauses (a) through (h), these permitted Transferees must sign a counterpart to this Agreement becoming bound by all the terms set forth herein.

Section 1.4 Sponsor Support Agreement.

(a) Subject to the earlier termination of this Agreement in accordance with Section 3.3, the Sponsor, solely in its capacity as a shareholder of SEAC, hereby irrevocably and unconditionally agrees in respect of all of the Covered Securities, that, at any meeting of the shareholders of SEAC (whether annual or extraordinary meeting, however called and including any adjournment or postponement thereof), and in connection with any written consent of shareholders of SEAC, the Sponsor will:

(i) when such meeting is held, appear at such meeting or otherwise cause the Sponsor’s voting Covered Securities to be counted as present thereat for purposes of establishing a quorum;

(ii) vote (or validly execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Sponsor’s voting Covered Securities owned as of the record date for such meeting (or, as applicable, the date that any written consent is executed by the Sponsor) in favor of each of the Transaction Proposals; and

(iii) vote (or validly execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Sponsor’s voting Covered Securities owned as of the record date for such meeting (or, as applicable, the date that any written consent is executed by the Sponsor) against (A) any Alternative Transaction with respect to SEAC and (B) any other action that would reasonably be expected to (1) materially impede, interfere with, delay, postpone or adversely affect any of the Transaction Proposals or any of the transactions contemplated by the Business Combination Agreement, (2) to the knowledge of the Sponsor, result in a material breach of any covenant, representation or warranty or other obligation or agreement of SEAC under the Business Combination Agreement or any Transaction Document to which SEAC is a party, or (3) result in a material breach of any covenant, representation or warranty or other obligation or agreement of the Sponsor contained in any Transaction Document to which the Sponsor is a party (including this Agreement).

The obligations of the Sponsor specified in this Section 1.4(a) shall apply whether or not any of the Transaction Proposals is recommended by the SEAC Board and whether or not the SEAC Board has previously recommended any of the Transaction Proposals but changed such recommendation.

(b) From the date hereof until the earlier of (i) the Closing and (ii) the valid termination of this Agreement pursuant to Section 3.3, the Sponsor will comply with and fully perform all of its covenants and agreements set forth in the Letter Agreement, and the Sponsor shall not amend, restate, supplement or otherwise modify, or cause SEAC to amend, restate, supplement or otherwise modify or waive, any provision of the Letter Agreement without the prior written consent of StudioCo other than as provided herein.

(c) Subject to the earlier termination of this Agreement in accordance with Section 3.3, the Sponsor hereby irrevocably and unconditionally agrees not to redeem or elect to redeem any SEAC Ordinary Shares held by it in the SEAC Redemption or otherwise (other than as expressly required under the Business Combination Agreement).

Section 1.5 No Inconsistent Agreement. The Sponsor hereby represents and covenants that the Sponsor has not entered into, and, subject to the earlier termination of this Agreement in accordance with Section 3.3, will not enter into, any agreement that would restrict, limit or interfere with the performance of the Sponsor’s obligations hereunder.

Section 1.6 Support of the Business Combination.

(a) From the date hereof until the earlier of (a) the Closing and (b) the valid termination of this Agreement pursuant to Section 3.3, the Sponsor shall not, and shall cause its controlled affiliates and their Representatives not to, directly or indirectly, (i) enter into, solicit, initiate or continue any discussions or negotiations with, knowingly encourage or facilitate or respond to any inquiries, indications of interest, offers or proposals by, or participate in any discussions or negotiations with, or provide any information to, or otherwise cooperate in any way with, any Person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, concerning an Alternative Transaction with respect to SEAC, (ii) enter into any agreement regarding, continue or otherwise participate in any discussions regarding, or furnish to any Person any information with respect to, or afford to any Person access to the businesses, properties, assets, information or personnel in connection with, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Transaction with respect to SEAC, (iii) commence, continue or renew any due diligence investigation regarding any Alternative Transaction with respect to SEAC, (iv) grant any waiver, amendment or release under any confidentiality agreement or the anti-takeover laws of any state or province for purposes of facilitating an Alternative Transaction with respect to SEAC, or (v) resolve or agree to do any of the foregoing (except for the execution, delivery and performance of the Business Combination Agreement and the Transaction Documents and the consummation of the Transactions).

(b) Notwithstanding anything in this Agreement to the contrary, (x) the Sponsor shall not be responsible for the actions of SEAC or the SEAC Board (or any committee thereof), any Subsidiary of SEAC, or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (collectively, the “SEAC Related Parties”), (y) the Sponsor makes no representations or warranties with respect to the actions of any of the SEAC Related Parties and (z) any breach by SEAC of its obligations under Section 6.02 of the Business Combination Agreement shall not in itself be considered a breach of this Section 1.6 (it being understood that, for the avoidance of doubt, the Sponsor shall remain responsible for its breach of this Section 1.6).

Section 1.7 Waivers.

(a) The Sponsor hereby irrevocably waives (for itself and for its successors and assigns), to the fullest extent permitted by applicable Law and the SEAC Organizational Documents, and agrees not to assert or perfect, any rights to adjustment, anti-dilution or other protection or right with respect to the SEAC Class B Ordinary Shares that would result in the SEAC Class B Ordinary Shares converting into any other SEAC Ordinary Share in connection with the Transactions (including the SEAC Pre-Arrangement Steps, the Domestication, the PIPE Investment, and the Arrangement) at a ratio greater than one-for-one (including the provisions of Article 17 of SEAC’s Amended and Restated Memorandum and Articles of Association, effective January 5, 2022). The waiver specified in this Section 1.7(a) will be applicable only in connection with the transactions contemplated by the Business Combination Agreement (or any issuance of Equity Interests of SEAC issued in connection with the transactions contemplated by the Business Combination Agreement) and will be void and of no force and effect if the Business Combination Agreement is validly terminated for any reason prior to the Closing.

Section 1.8 Additional Agreements.

(a) Within 30 days following the filing with the SEC of the Registration Statement/Proxy Statement (the “Warrant Re-Purchase Cut-Off Date”), the Sponsor shall purchase, or cause its affiliates or such other Persons (which for the avoidance of doubt will not be deemed to include LG Parent, Studio HoldCo, StudioCo or any of their respective Subsidiaries) to purchase on the open market, in the aggregate, no less than 5.81% of the SEAC Public Warrants issued and outstanding (such obligation, as adjusted pursuant to the proviso in this Section 1.8(a), the “Purchase Obligation”); provided, that the Purchase Obligation shall be reduced, on a one-to-one basis, by any SEAC Public Warrants that become the subject of an agreement between the holder thereof and SEAC and/or StudioCo that is entered into after the date hereof but prior to the Warrant Re-Purchase Cut-Off Date and that is in substantially the form of the Warrant Support Agreements entered into by StudioCo as of the date hereof. For the avoidance of doubt, any SEAC Public Warrants that Sponsor has purchased, or caused its affiliates or such other Persons to purchase, in connection with the Purchase Obligation will be exchanged as part of the SEAC Public Warrant Exchange in accordance with the terms and conditions of the Business Combination Agreement.

(b)

(i) Notwithstanding anything to the contrary herein or in the Business Combination Agreement and the Transaction Documents, if the Sponsor fails to complete the Purchase Obligation as required in Section 1.8(a) (a “Warrant Cutback Default”), then the Sponsor shall (and, subject only to the occurrence of the Closing, hereby does) irrevocably surrender and forfeit, and SEAC shall cause any applicable SEAC Entity to extinguish and cancel, for no consideration and without any further right thereto, and consent to the termination and cancellation of, an amount of the PubCo Common Shares delivered to the Sponsor at the Closing equal to the Cutback Amount (if any)

(ii) Notwithstanding anything to the contrary herein or in the Business Combination Agreement and the other Transaction Documents, if as of the Closing Date, SEAC Transaction Expenses (or expenses that would be SEAC Transaction Expenses but for the $21,000,000 limitation in the proviso to the definition thereof) exceed $21,000,000 (the “Expense Cutback Default”), the Sponsor shall (and, subject only to the occurrence of the Closing, hereby does) irrevocably surrender and forfeit, and SEAC shall cause any applicable SEAC Entity to extinguish and cancel, for no consideration and without any further right thereto, and consent to the termination and cancellation of, an amount of the PubCo Common Shares delivered to the Sponsor at the Closing equal to the Cutback Amount (if any). Notwithstanding the foregoing, if SEAC or the Sponsor provides written notice to LG Parent prior to the Closing that an Expense Cutback Default is reasonably likely to occur, accompanied by evidence from SEAC or the Sponsor reasonably satisfactory to LG Parent regarding any extenuating circumstances giving rise to such expenses, then LG Parent and the Sponsor shall discuss in good faith (with no obligation to reach agreement) regarding a potential waiver of the foregoing provision.

(c) The Sponsor shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws, including executing and delivering such additional documents, instruments, conveyances and assurances and take such further actions as may be required, to carry out the provisions hereof and give effect to the transactions contemplated herein.

(d) The Sponsor shall be bound by and comply with Section 6.01(b) (Confidentiality) and Section 6.07 (Public Announcements) of the Business Combination Agreement applicable to SEAC as if the Sponsor was an original signatory to the Business Combination Agreement with respect to such provisions.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Sponsor. The Sponsor represents and warrants to SEAC and StudioCo as follows:

(a) Organization; Due Authorization. The Sponsor is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within the Sponsor’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational actions on the part of the Sponsor. This Agreement has been duly executed and delivered by the Sponsor and, assuming due authorization, execution and delivery by the other Parties, this Agreement constitutes a legally valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(b) Ownership. Except as provided in this Agreement, the Sponsor is the sole holder of record and beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of, and has good title to, the Owned Securities. Except as provided in this Agreement, the Sponsor does not own of record or beneficially (or have any right, option or warrant to acquire) any Equity Interests of SEAC (or any indebtedness convertible into or exercisable or exchangeable for any Equity Interests of SEAC), other than the Owned Securities. Except as provided in this Agreement, SEAC’s Governing Documents, the Business Combination Agreement, the Letter Agreement or applicable securities Laws, the Sponsor has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein with respect to the Covered Securities. The Sponsor has not entered into any voting agreement or voting trust with respect to any of the Covered Securities that is inconsistent with the Sponsor’s obligations pursuant to this Agreement, has not granted a proxy or power of attorney with respect to any of the Covered Securities that is inconsistent with the Sponsor’s obligations pursuant to this Agreement, and has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

(c) No Conflicts. The execution and delivery of this Agreement by the Sponsor does not, and the performance by the Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of the Sponsor, (ii) require any consent, waiver or approval of any Person, in each case the absence of which would reasonably be expected to prevent or materially delay or materially impair the performance by the Sponsor of its obligations under this Agreement, or (iii) constitute or result in the creation of any Lien on the Covered Securities, except for any Lien under applicable securities Laws, this Agreement, the Business Combination Agreement, the SEAC Organizational Documents, the Letter Agreement or the Registration Rights Agreement, dated January 5, 2022, by and among the SEAC, the Sponsor and the other parties thereto.

(d) Litigation. There is no Action pending against the Sponsor or, to the knowledge of the Sponsor, threatened against the Sponsor, and the Sponsor is not a party to or subject to the provisions of any government order, in each case, that challenges all or any part of this Agreement or any of the transactions contemplated hereby, or that seeks to, or would reasonably be expected to, prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Agreement.

(e) Brokerage Fees. Except as disclosed in Section 4.11 of the SEAC Disclosure Schedule, no financial advisor, investment banker, broker, finder or other similar intermediary is entitled to any fee or commission in connection with the Business Combination Agreement, this Agreement or any other Transaction Document, or any of the transactions contemplated hereby or thereby, in each case, based upon any agreement or arrangement made by, or, to the knowledge of the Sponsor, on behalf of, the Sponsor for which SEAC, StudioCo or any of StudioCo’s Subsidiaries would have any obligation.

(f) Affiliate Arrangements. Except for any Contract listed in a form, report, schedule, statement or other document publicly filed or furnished by SEAC with the SEC, neither the Sponsor nor, to Sponsor’s knowledge, any of its affiliates (i) is party to, or has any rights with respect to or arising from, any material Contract with SEAC or any of its Subsidiaries, (ii) is (or will be) entitled to receive from SEAC, StudioCo or any of their respective Subsidiaries any finder’s fee, reimbursement, consulting fee, monies or consideration in the form of equity in respect of any repayment of a loan or other compensation prior to, or in connection with, any services rendered in order to effectuate the consummation of SEAC’s “initial business combination” (regardless of the type or form of such transaction, but including, for the avoidance of doubt, the Transactions), (iii) owns any interest in any material asset or property used in the business of SEAC or any SEAC Entity or (iv) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person that is a material client, supplier, vendor, partner, customer or lessor, or other material business relation, of SEAC Entity.

(g) Acknowledgment. The Sponsor has read this Agreement and has had the opportunity to consult with its tax, legal and other advisors regarding this Agreement and the transactions contemplated hereby. The Sponsor understands and acknowledges that each of LG Parent, Studio HoldCo and StudioCo is entering into the Business Combination Agreement in reliance upon the Sponsor’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of the Sponsor contained herein.

ARTICLE III

MISCELLANEOUS

Section 3.1 Definitions.

(a) Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement.

(b) As used in this Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the preamble hereto.

“Business Combination Agreement” has the meaning set forth in the recitals hereto.

“Covered Securities” means, with respect to the Sponsor, (i) all of the Owned Securities and (ii) all other Equity Interests of SEAC of which the Sponsor acquires beneficial ownership (whether pursuant to any dividend, distribution, combination, split, subdivision, conversion, exchange, transfer, sale, cancelation, repurchase, redemption, reclassification or other change to, or transaction in, any Equity Interests or otherwise), including without limitation any SEAC Public Warrants acquired by Sponsor in furtherance of its Purchase Obligation under Section 1.8(a), after the date hereof but before the Closing.

“Cutback Amount” means:

(i) With respect to a Warrant Cutback Default, an amount of PubCo Common Shares equivalent in value (based on the Closing Share Price) to the total amount of (A) the aggregate then current market price for SEAC Public Warrants paid by LG Parent, Studio HoldCo, StudioCo or any of their respective Subsidiaries in connection with their purchase of any SEAC Public Warrants following the date hereof but prior to the Closing minus (B) $0.50 multiplied by the number of SEAC Public Warrants so purchased; provided, that, for the avoidance of doubt, if the Cutback Amount calculated in accordance herewith is equal to or less than 0, the Cutback Amount shall be deemed to equal 0 and no PubCo Common Shares shall be deemed to be surrendered or forfeited by Sponsor pursuant to ARTICLE I(i); and

(ii) With respect to an Expense Cutback Default, an amount of PubCo Common Shares equivalent in value (based on the Closing Share Price) to the total amount of (A) SEAC Transaction Expenses (or expenses that would be SEAC Transaction Expenses but for the $21,000,000 limitation in the proviso to the definition thereof) minus (B) $21,000,000; provided, that, for the avoidance of doubt, if the Cutback Amount calculated in accordance herewith is equal to or less than 0, the Cutback Amount shall be deemed to equal 0 and no PubCo Common Shares shall be deemed to be surrendered or forfeited by Sponsor pursuant to ARTICLE I(ii).

“immediate family” has the meaning ascribed to such term in Rule 16a-1 promulgated under the Exchange Act.

“Letter Agreement” means the agreement entered into among the SEAC, its executive officers, its directors and the Sponsor, dated as of January 5, 2022, entered into in connection with SEAC’s initial public offering.

“Owned Securities” has the meaning set forth in the recitals hereto.

“Owned Shares” has the meaning set forth in the recitals hereto.

“Parties” and “Party” have the meaning set forth in the recitals hereto.

“Private Placement Warrants” has the meaning set forth in the recitals hereto.

“SEAC” has the meaning set forth in the preamble hereto.

“Sponsor” has the meaning set forth in the preamble.

“StudioCo” has the meaning set forth in the preamble hereto.

“Transfer” means the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any Covered Security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Covered Security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

Section 3.2 Construction. This Agreement and all of its provisions shall be interpreted in accordance with Section 1.03 of the Business Combination Agreement, the provisions of which are incorporated herein by reference as if set forth herein, mutatis mutandis.

Section 3.3 Termination. This Agreement and all of its provisions shall automatically terminate, without any notice or other action by any Party, and be of no further force or effect upon the earlier of (a) the Closing, (b) the termination of the Business Combination Agreement in accordance with its terms, and (c) as mutually agreed in writing by the Parties in accordance with Section 3.5. Upon any valid termination of this Agreement, all rights and obligations of the Parties hereunder shall terminate, without any liability or other obligation on the part of any Party to any Person in respect of this Agreement or the transactions contemplated hereby, and no Person shall have any claim or right against any Party, whether in contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement in accordance with clauses (b) or (c) of this Section 3.3 shall not relieve any Party from any liability arising in respect of any Willful Breach of this Agreement prior to such termination or Fraud. This Article III shall survive the termination of this Agreement.

Section 3.4 Assignment. No Party may assign or delegate all or any part of this Agreement or any of the rights, benefits, obligations or liabilities hereunder (including by operation of Law) without the prior written consent of the other Parties. Any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective heirs, successors and permitted assigns.

Section 3.5 Amendment. Subject to Section 3.3, this Agreement may not be amended, restated, supplemented or otherwise modified, except upon the execution and delivery of a written agreement by the Parties.

Section 3.6 Waiver. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies otherwise available to the Parties. No waiver of any right, power or privilege hereunder shall be valid unless it is set forth in a written instrument executed and delivered by the Party to be charged with such waiver.

Section 3.7 No Third-Party Beneficiaries. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties and their respective heirs, successors and permitted assigns, any right or remedy under or by reason of this Agreement.

Section 3.8 Notices. All notices and other communications under this Agreement between the Parties shall be in writing and shall be deemed to have been duly given, delivered and received (a) when delivered in person, (b) when delivered after posting in the U.S. mail, having been sent registered or certified mail, return receipt requested, postage prepaid, (c) when delivered by FedEx or another nationally recognized overnight delivery service or (d) when delivered by email during normal business hours (and otherwise as of the next Business Day) (provided that, if receipt has not been confirmed (excluding any automated reply, such as an out-of-office notification) then a copy shall be dispatched in the manner described in the preceding clause (c) no later than 24 hours after such delivery by email) (provided that any such notice or other communication delivered in the manner described in any of the preceding clauses (a), (b) and (c) shall also be delivered by email no later than 24 hours after being dispatched in the manner described in the preceding clause (a), (b) or (c), as applicable), addressed as follows:

If to SEAC, to:

Screaming Eagle Acquisition Corp.

955 Fifth Avenue

New York, NY 10075

Attn: Eli Baker

E-mail: ebaker@eaglesinvest.com

with a copy (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020-1095

Attn:     Joel Rubinstein and Jonathan Rochwarger

E-mail: joel.rubinstein@whitecase.com and jonathan.rochwarger@whitecase.com

If to StudioCo, to:

c/o Lions Gate Entertainment Corp.

2700 Colorado Avenue

Santa Monica, California 90404

Attention: Bruce Tobey

                 Adrian Kuzycz

Email: btobey@lionsgate.com

                 akuzycz@lionsgate.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: David E. Shapiro

Email: deshapiro@wlrk.com

If to Sponsor, to:

c/o Eagle Equity Partners V, LLC

Screaming Eagle Acquisition Corp.

21600 W Oxnard St.

Woodland Hills, CA 91367

Attn: Gerry Hribal

Email: roconnor@eagleinvest.com

with a copy (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020-1095

Attn:     Joel Rubinstein and Jonathan Rochwarger

E-mail: joel.rubinstein@whitecase.com and jonathan.rochwarger@whitecase.com

Section 3.9 Other Provisions. The provisions set forth in each of Sections 9.03 (Severability), 9.06 (Governing Law), 9.07 (Waiver of Jury Trial) and 9.10 (Specific Performance) of the Business Combination Agreement are incorporated herein by reference as if set forth herein, mutatis mutandis.

Section 3.10 Entire Agreement. This Agreement and the Business Combination Agreement constitute the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersede all prior understandings, agreements and representations by or among the Parties hereto to the extent they relate in any way to the subject matter hereof.

Section 3.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 3.12 Capacity as a Shareholder. Notwithstanding anything in this Agreement to the contrary, (a) the Sponsor makes no agreement or understanding herein in any capacity other than solely in its capacity as a record holder and beneficial owner of the Owned Securities or Converted Securities (without duplication) and (b) nothing herein will be construed to limit or affect any action or inaction by any representative of the Sponsor in his, her or its capacity as a member of the board of directors (or other similar governing body) of SEAC or any of its Affiliates or any other Person or as an officer, employee, agent, designee, representative or fiduciary of SEAC or any of its Affiliates or any other Person, in each case, acting in such person’s capacity as a director (or member of such other similar governing body), officer, employee, agent, designee, representative or fiduciary of SEAC or such Affiliate or such other Person.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed as of the date first written above.

SPONSOR:

EAGLE EQUITY PARTNERS V, LLC

By:
Name:	Eli Baker
Title:	Managing Member

[Signature Page of Sponsor Support Agreement]

SEAC:

SCREAMING EAGLE ACQUISITION CORP.

By:
Name: Eli Baker
Title: Chief Executive Officer

[Signature Page of Sponsor Support Agreement]

STUDIOCO:

LG Orion Holdings ULC

By:
Name: [•]
Title: [•]

LG PARENT:

Lions Gate Entertainment Corp.

By:
Name: [•]
Title: [•]

[Signature Page of Sponsor Support Agreement]